                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the Commission
                                                  Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     SS.240.14a-11(c) or SS.240.14a-12

                               Nimbus Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               NIMBUS GROUP, INC.
                          5555 ANGLERS AVENUE SUITE 16
                            FORT LAUDERDALE, FL 33312

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Nimbus Group, Inc. (the "Company") will be held at the Company's corporate offices, on Wednesday, November 21, 2001, for the following purposes as set forth in the accompanying Proxy Statement:

         1. To elect five directors to serve until their successors are elected and qualified; and

         2. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001; and

         3. To approve certain amendments to the Company's 1999 Stock Option Plan (the "Option Plan"), including (i) increasing the number of shares of the Company's common stock reserved for issuance under the Option Plan from 2,442,857 shares to 4,442,857 shares (subject to any future antidilution adjustments) and modifying Section 3 of the Option Plan to reflect such increase, (ii) removing Sections 13 and 18 of the Option Plan, and (iii) adding a fixed date of termination to
                  Section 17 of the Option Plan (collectively, the "Option Plan Amendments"), as well as to approve the Company's 2001 Amended and Restated Stock Option Plan (the "Amended Option Plan"), which incorporates the Option Plan Amendments; and

         4. To approve the issuance of up to 15 million newly issued shares of the Company's common shares pursuant to a private placement; and

         5. To adopt an amendment to the Second Amended and Restated Articles of Incorporation of Take to Auction.com, Inc., to eliminate the requirements of Article 11; and

         6. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

PLEASE NOTE THAT THIS PROXY STATEMENT AMENDS, AND REPLACES IN ITS ENTIRETY, THE EARLIER PROXY STATEMENT DATED SEPTEMBER 21, 2001, WHICH THE COMPANY MAILED TO SHAREHOLDERS ON SEPTEMBER 24, 2001. THE DATE OF THE MEETING, WHICH ORIGINALLY WAS SCHEDULED FOR OCTOBER 30, 2001, HAS BEEN CHANGED TO NOVEMBER 21, 2001. IN ADDITION, THREE NEW ITEMS HAVE BEEN ADDED TO THE AGENDA FOR THE MEETING. SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED BLUE PROXY CARD, INDICATING THEIR VOTE ON ALL MATTERS ON THE AGENDA, AND RETURN IT AS SOON AS POSSIBLE. IF YOU ALREADY HAVE COMPLETED AND RETURNED THE WHITE PROXY CARD INCLUDED WITH THE ORIGINAL PROXY STATEMENT, YOU MUST SUBMIT THE ENCLOSED BLUE PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED AT THE MEETING. ANY WHITE PROXY CARDS RECEIVED BY THE COMPANY WILL BE DESTROYED AND WILL NOT BE VOTED AT THE MEETING.

Holders of record of the Company's common stock at the close of business on September 13, 2001 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.



                                       By order of the Board of Directors,



                                       /s/ David Shpilberg
                                       -------------------------
                                       David Shpilberg
                                       Chief Executive Officer


Dated: November 7, 2001

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card which is being solicited by the Board of Directors and return it promptly in the envelope provided. Any person giving a Proxy has the power to revoke it at any time prior to the exercise thereof and if present at the Meeting may withdraw it and vote in person if they so desire. Attendance at the Meeting is limited to shareholders, their proxies and invited guests of the Company.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              OF NIMBUS GROUP, INC.
                          TO BE HELD NOVEMBER 21, 2001

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Nimbus Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held at the Company's corporate offices, 5555 Anglers Avenue, Suite 16, Ft. Lauderdale, Florida 33312, on Wednesday, November 21, 2001, or at any adjournment thereof. The Proxy Statement and the form of proxy (the "Proxy") are first being mailed on or about November 8, 2001.

PLEASE NOTE THAT THIS PROXY STATEMENT AMENDS, AND REPLACES IN ITS ENTIRETY, THE EARLIER PROXY STATEMENT DATED SEPTEMBER 21, 2001, WHICH THE COMPANY MAILED TO SHAREHOLDERS ON SEPTEMBER 24, 2001. THE DATE OF THE MEETING, WHICH ORIGINALLY WAS SCHEDULED FOR OCTOBER 30, 2001, HAS BEEN CHANGED TO NOVEMBER 21, 2001. IN ADDITION, THREE NEW ITEMS HAVE BEEN ADDED TO THE AGENDA FOR THE MEETING. SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED BLUE PROXY CARD, INDICATING THEIR VOTE ON ALL MATTERS ON THE AGENDA, AND RETURN IT AS SOON AS POSSIBLE. IF YOU ALREADY HAVE COMPLETED AND RETURNED THE WHITE PROXY CARD INCLUDED WITH THE ORIGINAL PROXY STATEMENT, YOU MUST SUBMIT THE ENCLOSED BLUE PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED AT THE MEETING. ANY WHITE PROXY CARDS RECEIVED BY THE COMPANY WILL BE DESTROYED AND WILL NOT BE VOTED AT THE MEETING.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

This solicitation is made by mail on behalf of the Board. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending Proxy Statement materials to shareholders.

Holders of record of the common stock, $.001 par value per share, of the Company (the "Common Stock") as of the close of business on September 13, 2001, ("the Record Date") are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the Meeting. At the close of business on September 13, 2001, there were 7,438,889 shares of Common Stock issued and outstanding.

Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned Proxy, the shares will be voted FOR all matters listed on the Proxy Card. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated Proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The Board knows of no matters to come before the Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Meeting, it is the intention of each of the persons named in the accompanying Proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

The principal executive offices of the Company are located at 5555 Anglers Avenue, Suite 16, Ft. Lauderdale, Florida 33312.

                              CURRENT DEVELOPMENTS

On September 26, 2001, Take To Auction.com, Inc. ("TTA"), Nimbus Group Inc., a Florida corporation and a wholly-owned subsidiary of TTA ("Nimbus"), and TTA Solutions, Inc., a Florida corporation and wholly-owned subsidiary of Nimbus ("TTA Solutions"), entered into an Agreement and Plan of Merger (the "Merger Agreement") resulting in a reorganization of their corporate structures.

Under the Merger Agreement, TTA and TTA Solutions have effectuated a statutory merger under Section 607.11045 of the Florida Business Corporations Act (the "Merger"). In accordance with the Merger, each outstanding share of TTA Solutions stock was converted into one share of common stock, par value $.001 per share, of TTA as surviving corporation. By virtue of the Merger each outstanding share of common stock of TTA has been converted into the right to receive a share of common stock of Nimbus. Further, each share of Nimbus common stock outstanding immediately prior to the Merger has been cancelled and retired. As a result of the Merger, Nimbus has become the parent corporation and sole shareholder of TTA. All of the shareholders of TTA prior to the Merger became shareholders of Nimbus immediately after the Merger.

Additionally, another wholly-owned subsidiary of Nimbus, Nimbus Jets, Inc., was formed. Nimbus Jets will be engaged in the business of providing individualized air taxi services.

                 PROPOSAL 1: NOMINEES FOR ELECTION AS DIRECTORS
                             (ITEM 1 ON PROXY CARD)

Pursuant to the Company's Amended and Restated Articles of Incorporation (the "Articles"), our Board is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board will be elected each year during our Annual Meeting and hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified. If, for any reason, the directors are not elected at the Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Company's Amended and Restated Bylaws (the "Bylaws"). The Bylaws currently authorize a Board consisting of not less than one nor more than nine persons, and the Company's Board currently consists of eight directors.

The nominees for election to the five positions on the Board to be voted upon at the Meeting are Jonathan Geller (Class I Director), John-Gary Hewitt (Class I Director), Ilia Lekach (Class II Director), Mitchell Morgan (Class II Director), and Miguel Cauvi (Class II Director).

During October 2001, due to the Company changing its primary focus to the development of its new air taxi service, the following directors resigned from our Board: Hugo Calemczuk, Alan Blaustein and Dr. Horacio Groisman. On July 12, 2000, Garrick Hileman resigned as a Class I director for personal reasons. The remaining Class I directors are John-Gary Hewitt and Jonathan Geller. Although their terms expired in 2000, they have agreed to continue to serve until their successors are duly elected at the 2001 Meeting. Each of the Class I directors elected at the 2001 Meeting will be elected to two (2) year terms in order to preserve the classified aspect of our Board. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying Proxy intend to vote for the election of Jonathan Geller and John-Gary Hewitt to hold office as directors for a term of two (2) years and for the election of Ilia Lekach, Mitchell Morgan and Miguel Cauvi to hold office as directors for a term of three (3) years. All nominees have consented to being named in this Proxy Statement and have advised the Board that they are able and willing to serve as directors, if elected.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a Proxy contains instructions to the contrary). In no event will the Proxy be voted for more than five nominees.

VOTE

Each director will be elected by a favorable vote of a majority of the votes cast at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the outcome. Unless instructed to the contrary in the Proxy, the shares represented by the Proxy will be voted FOR the election of the five nominees named above as directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information (as of October 22, 2001) regarding our executive officers and directors:

NAME                                       AGE                      POSITION
----                                       ---                      --------
Ilia Lekach.............................    51       Chairman of the Board and Class II
                                                       Director
David Shpilberg.........................    51       Interim Chief Executive Officer and
                                                       Class III Director
Mitchell Morgan.........................    31       Vice-President, Chief Financial Officer and
                                                       Class II Director
Jonathan Geller.........................    24       Vice-President, Chief Technology Officer and
                                                       Class I Director
Albert Friedman.........................    28       Class III Director
John-Gary Hewitt........................    51       Class I Director
Alan Greenberg..........................    50       Class III Director
Miguel Cauvi............................    39       Class II Director

ILIA LEKACH has been our Chairman of the Board and a Class II director since October 1999. Mr. Lekach is also the chairman and CEO of E Com Ventures, Inc., an Internet incubator. He was co-founder of Perfumania, Inc. and was Perfumania, Inc.'s Chairman of the Board and Chief Executive Officer from its incorporation in 1988 until April 1994, and again since October 1998. Mr. Lekach served as Chairman of the Board of L. Luria & Son, Inc., a South Florida-based catalog retailer from January 1997 through August 1997. Mr. Lekach also serves as Chairman of the Board and Chief Executive Officer of Parlux Fragrances, Inc., a publicly traded manufacturer and distributor of fragrance and related products since 1990.

In August 1996 ORM Inc., and its affiliates, of which Mr. Lekach is a principal, purchased a controlling interest in L. Luria & Son, Inc., a catalog retailer with serious financial problems. On August 13, 1997, L. Luria & Son, Inc. filed for relief under Chapter 11 of the Bankruptcy Code and has since been liquidated.

DAVID SHPILBERG has been our interim Chief Executive Officer since October 2001. Dr. Shpilberg, is Chairman and CEO of Shpilberg Management Associates, LLP
(SMA), a strategy consulting firm that helps its clients develop business opportunities enabled by disruptive technology. Prior to founding SMA, Dr. Shpilberg was Chief Operating Officer and Executive Vice President of Knight Trading Group, Inc., an electronic trading securities firm, where he was responsible for the expansion of Knight's technology and process infrastructure to new products, and new operations in Europe and Japan. Before that, he was Vice-Chairman of Ernst & Young Consulting Services. In this post, he was responsible for Information Technology Services worldwide, corporate strategy, and new business ventures. Before that, he was Vice-President of Information Technology at Goldman, Sachs and Company, where he oversaw the firm's global information systems for the equities and asset management divisions.

Dr. Shpilberg holds a B.S. in Aeronautics and Astronautics, a M.S. in Operations Research and a Ph.D. in Management Science, all from the Massachusetts Institute of Technology. His work on airport risk management, statistical decision theory and artificial intelligence has been widely published and is the subject of academic awards and a business case developed by Harvard University. His views on information technology have appeared in The Wall Street Journal, Business Week and Fortune among other publications. Dr. Shpilberg has served on the faculty of several universities including The Wharton School of Business of the University of Pennsylvania, Georgia State and IESA in Caracas.

MITCHELL MORGAN has been our Vice-President, Chief Financial Officer and a Class II director since August 1999. From January 1994 to August 1999, Mr. Morgan held various positions in PriceWaterhouseCoopers, LLP, most recently as business assurance manager. Mr. Morgan holds a degree in accounting from the University of Florida. Mr. Morgan is a Certified Public Accountant.

JONATHAN GELLER has been our Vice President, Chief Technology Officer and a Class I director since October 1999. From January 1998 until September 1999, Mr. Geller was co-founder of Jackpot S.A, Lima Peru, a privately owned company specializing in the development of Web pages, providing high bandwidth Internet connections and custom Web applications, where he served as Chief Executive Officer. From January 1994 until December 1997, Mr. Geller attended college at North Carolina State University where he graduated with a degree in Industrial Engineering.

ALBERT FRIEDMAN has been our President and Chief Executive Officer and a director since July 1999 and a Class III director since August 1999. Mr. Friedman resigned as our President and Chief Executive Officer effective October 2001, however, Mr. Friedman will remain President of our wholly-owned subsidiary, Take to Auction.com, Inc. Prior to joining us, Mr. Friedman served as Chief Operating Officer, Interim Chief Financial Officer and director of Perfumania.com, Inc. from its inception in January 1999 until June 1999. From April 1998 until January 1999, Mr. Friedman was President of Corporate Communications Solutions, Inc., an investment banking firm. From January 1997 until April 1998, Mr. Friedman was Executive Vice President and Chief Financial Officer of L. Luria & Son, Inc., a catalog showroom, where Mr. Friedman also served as a director. From June 1996 to December 1996, Mr. Friedman served as an analyst for ORM, Inc., an investment-banking boutique. From June 1994 to June 1996, Mr. Friedman was Vice President of Art and Precision, Inc., a manufacturer and distributor of fine jewelry.

On August 13, 1997, L. Luria & Son, Inc. filed for relief under Chapter 11 of the Bankruptcy Code and was liquidated. Mr. Friedman was the senior officer in charge of managing the liquidation process of L. Luria & Son, Inc.

JOHN-GARY HEWITT has been a Class I director since October 2001. Prior to joining our Board, Mr. Hewitt was President of Knight Securities, Inc., an electronic market-making firm in the securities industry. While serving as President of Knight, Mr. Hewitt was responsible for Knight's extension into options market-making; international expansion (Europe and Japan); development of Knight's technology; and organizational restructuring. Before that, he worked at Goldman Sachs in strategic and business building roles related to Goldman's international equities business. Prior to that, Mr. Hewitt held various positions at the New York Stock Exchange.

Mr. Hewitt holds a B.A. in political science from the University of Rochester; a Juris Doctor from the Boston University School of Law; and a Master's degree in corporate law from NYU.

ALAN GREENBERG has been a Class III director since October 2001. Mr. Greenberg is currently Chairman and Managing Partner of Greenberg Ventures, LLC, a private equity firm focusing on investments in the communications, education, technology and financial services sectors. Prior to forming Greenberg Ventures, Mr. Greenberg was founder and Chairman of Greenberg News Networks where he established a nationwide healthcare information network, which was sold to Healtheon/WebMD. Prior to the creation of Greenberg News Networks, Mr. Greenberg was the publisher of Esquire magazine, leading its much-publicized turnaround.

Mr. Greenberg currently serves on the boards of LearningSoft Corporation, a provider of educational software solutions for the K-12 market; the New York Private Placement Exchange, a leading electronic communications network for the secondary private equity marketplace; and Vidyah, a provider of streaming media services for the corporate training marketplace.

MIGUEL CAUVI has been a Class II director since February 15, 2000 and serves on our audit committee. Mr. Cauvi is currently employed with IBM Global Services since October 1999. From October 1994 until October 1999, Mr. Cauvi was an independent consultant. During this time Mr. Cauvi worked for Hencorp Beckstone & Co., a privately held securities firm and Groupo Ormeno, a large Peruvian bus transportation company. From July 1993 until October 1994, Mr. Cauvi was the Chief Information Officer for JE Seagram & Sons, Inc. (Spain) and a member of the JE Seagram & Sons, Inc. worldwide re-engineering team. From January 1991 until June 1993, Mr. Cauvi was the Director of Organization and Information Systems with CPC Spain, S.A. an affiliate of Corn Product Corporation USA, the manufacturer and distributor of Mazzola and Hellman's brands. From October 1989 until January 1991 Mr. Cauvi was a manager with Ernst & Young consulting division. From January 1984 until March 1989 Mr. Cauvi was an Experienced Senior of Arthur Andersen & Co. consulting division.

MEETINGS AND COMMITTEES OF THE BOARD

In fiscal year 2000, there were six meetings of the Board (including regularly scheduled and special meetings).

The Board has established two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a Nominating Committee.

AUDIT COMMITTEE

The Audit Committee of the Company's Board (the "Audit Committee") is composed of three independent directors and is governed by a written Charter adopted by the Board. The Audit Committee makes recommendations to the Board concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The members of the Audit Committee as of the Record Date are Dr. Horacio Groisman (chair), Alan Blaustein and Miguel Cauvi. During October 2001, Dr. Groisman and Alan Blaustein resigned from the Board and the Audit Committee and were replaced by John-Gary Hewitt and Alan Greenberg. None of the former or current Audit Committee members has a relationship with the Company that might interfere with the exercise of his or her independence from the Company and its management. The Audit Committee held two meetings during 2000.

The Audit Committee has reviewed the findings and recommendations made by Deloitte & Touche LLP in connection with their independent audit of the Company's financial statements for the fiscal year ended December 31, 2000. The Audit Committee was advised that no difficulties or disputes with management were encountered during the course of their audit. The Audit Committee is not aware of any matters which may have a material effect on the Company's performance as reported.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee of the Board (the "Compensation Committee") was at any time since our formation an officer or employee of ours. Members of the Compensation Committee, as of the record date, were Ilia Lekach, our Chairman of the Board, who also serves as the chairman of the Board of E Com Ventures, Inc., and Horacio Groisman, our Vice-Chairman of the Board, who also serves as a member of the Board of E Com Ventures, Inc. There is no business relationship between us and E Com Ventures, Inc., other than a service agreement with Perfumania.com, Inc. The Compensation Committee held one meeting during fiscal 2000. See Certain Relationships and Related Transactions.

DIRECTOR COMPENSATION

Our independent non-employee directors receive cash compensation in the amount of $2,500 and an annual grant of non-qualified options to purchase 5,000 common shares per year, with an exercise price equal to the fair market value on the date of grant, for their services as directors, and are reimbursed for their reasonable expenses for attending our Board and board committee meetings. Directors compensation is paid at the end of each year. Directors who are employees of the Company receive no compensation for serving on the Board.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in all capacities during 2000 and 1999 by the chief executive officer and president of the Company and the Company's two other most highly compensated executive officers whose aggregate annual compensation exceeded $100,000 and who were executive officers of the Company at December 31, 2000 (all of the individuals named in the following table are collectively defined as the "Named Executive Officers"). The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and has not granted any stock appreciation rights as of this date. The Company has granted stock options. See "Option Grants and Holdings." The value of all other annual compensation (perquisites and other personal benefits) received by each Named Executive Officer in each respective year did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus reported for such Named Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                          SECURITIES
                                   FISCAL   COMPENSATION                  UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)    BONUS ($)    OPTIONS(#) (1)   COMPENSATION ($)
---------------------------        ------   ------------   ---------    --------------   ----------------
Albert Friedman                     2000       127,083         --           50,000             270
  Chief Executive Officer and       1999        52,082         --           25,000              --
  President

Mitchell Morgan                     2000       123,020         --          126,531           1,348
   Chief Financial Officer          1999        45,000         --           48,469              --

Jonathan Geller                     2000       121,250         --          120,714             190
   Chief Technology Officer         1999        30,000         --           54,286              --

(1) See "Option Grants and Holdings" below for a description of such executive officers' options.

OPTION GRANTS AND HOLDINGS

                            2000 OPTION GRANTS TABLE

The following table sets forth grants of stock options to the Named Executive Officers during 2000. We have never granted any stock appreciation rights. The weighted average exercise price of each option is equal to $7.00 per share. The potential realizable value is calculated based upon the term of the option at its time of grant (seven years). It is calculated assuming that the value of common shares appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

                                                                                         Potential Realizable
                                            Individual Grants                                    Value
                  -------------------------------------------------------------------   at Assumed Annual Rates
                                        Percentage of                                          Share Price
                       Number of         Total Option                                          Appreciation
                      Securities          Granted to                                     for Option term (1) (2)
                  Underlying options     Employees in     Exercise Price   Expiration   ------------------------
Name                  Granted (#)      Fiscal Year (%)   Per Share ($/Sh)     Date        5%($)        10%($)
----              ------------------   ---------------   ----------------  ----------   ----------   -----------
Albert Friedman          50,000              6.44%            $7.00         04/26/07    $  492,485   $   682,051

Mitchell Morgan           9,864              1.27%            $7.00         01/31/07    $   97,157   $   134,555
                        116,667             15.03%            $7.00         04/26/07     1,149,135     1,591,457
                     ---------------------------------                                  ------------------------
                        126,531             16.31%                                      $1,246,292   $ 1,726,012
                     =================================                                  ========================

Jonathan Geller           4,047              0.52%            $7.00         01/31/07    $   39,861   $    55,206
                        116,667             15.03%            $7.00         04/26/07     1,149,135     1,591,457
                     ---------------------------------                                  ------------------------
                        120,714             15.56%                                      $1,188,996   $ 1,646,663
                     =================================                                  ========================

(1) Potential realizable value is based on the assumption that the common share price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The amounts have been calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the shares on the date of exercise. Accordingly, there is no assurance that the value realized will be at or near the potential realizable value as calculated in the table.

(2) These options have a term of seven years from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table provides certain summary information concerning stock options held as of December 31, 2000 by the Named Executive Officers. No options have been exercised as of December 31, 2000 by any of the officers. The value of unexercised in-the-money options at December 31, 2000 is based on the value of the common shares on December 31, 2000

                                    NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                OPTIONS AT DECEMBER 31, 2000              DECEMBER 31, 2000
                              -------------------------------      -------------------------------
NAME                          EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                          -----------       -------------      -----------       -------------
Albert Friedman ...              8,333             16,667            $10,416            $20,834
Mitchell Morgan ...             16,156             32,313             20,195             40,391
Jonathan Geller ...             18,095             36,191             22,619             45,239

EMPLOYMENT AGGREMENTS

In August 1999, each of Messrs. Albert Friedman, President, Chief Executive Officer and director and Mitchell Morgan, Vice President, Chief Financial Officer and director, entered into executive employment agreements with the Company. Each agreement has a term of three years unless terminated earlier for cause, death, disability or upon a change in control of the Company. Mr. Friedman's agreement provides for an initial base salary of $125,000. Mr. Morgan's agreement provides for an initial base salary of $120,000. The above salaries are subject to annual increases equal to the greater of 5% or the annual increase in the consumer price index plus other annual increases, if any, as determined by the Compensation Committee in its sole discretion. In addition, Mr. Friedman and Mr. Morgan were granted non-qualified stock options to purchase a total of 75,000 and 175,000 common shares, respectively, exercisable at a weighted average price of $5.08 and $5.40, per share, respectively, one third of which vest on each of the first, second and third anniversaries of the agreements.

In October 1999, Jonathan Geller, our Chief Technology Officer, entered into an executive employment agreement with the Company. The agreement has a term of three years and provides for an initial base salary of $120,000 subject to annual increases equal to the greater of 5% or the annual increase in the consumer price index. In addition, Mr. Geller was granted non-qualified stock options to purchase a total of 175,000 common shares, exercisable at a weighted average price of $5.21 per share, one third of which vest on each of the first, second and third anniversaries of the agreement.

In the event any of these individuals terminate the agreement (i) within 180 days from the date a person or entity acquires the beneficial ownership of 20 percent or more of the then outstanding common shares or 20 percent or more of the voting power, or (ii) pursuant to certain transactions (including a merger or a sale of substantially all the assets) approved by the shareholders, they will be entitled to receive severance compensation in the amount of 200 percent of their annual base salary.

A committee of our Board determined the exercise price of the options granted to the employees was the fair market value of the common stock on the date of grant.

                          COMPENSATION COMMITTEE REPORT

The report of the Compensation Committee of the Board with respect to compensation in fiscal 2000 is as follows:

COMPENSATION PHILOSOPHY

The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent and (ii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

The principal components of executive officer compensation are generally as follows:

         - BASE SALARY. With respect to Messrs. Friedman, Morgan and Geller, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements."

         - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1999 Stock Option Plan. Awards under the 1999 Stock Option Plan are designed to further align the interests of each executive officer with those of the shareholders and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company is currently monitoring the applicability of Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).



                                       DR. HORACIO GROISMAN (CHAIR)(*)

                                       ILIA LEKACH

(*) - The "Compensation Committee Report" was filed prior to the Record Date. The current composition of the Compensation Committee consists of Alan Greenberg (Chair) and Ilia Lekach. Dr. Horacio Groisman resigned from our Board during October 2001.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the performance of an investment in Common Stock from June 13, 2000, the date of our initial public offering, * through December 31, 2000, with the Russell 2000 Index and the JP Morgan H&Q Internet 100 Index. The graph assumes $100 was invested on June 13, 2000 in each of the Common Stock, the Russell 2000 Index and the JP Morgan H&Q Internet 100 Index and the reinvestment of dividends on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

                                                                       Cumulative Total Return
                                      ------------------------------------------------------------------------------------------
                                      6/13/00     6/30/00     7/31/00     8/31/00     9/30/00    10/31/00   11/30/00   12/31/00
                                      ------------------------------------------------------------------------------------------
TAKE TO AUCTION.COM, INC.              100.00       96.88      106.25       96.10      86.73      56.25      48.44      15.63
RUSSELL 2000                           100.00       64.55       62.48       67.24      65.27      62.35      55.95      60.76
JP MORGAN H & Q INTERNET 100           100.00      100.26       94.00      109.06      96.45      74.89      54.49      49.79


-----------------

* The graph is based on an initial stock price of $8.00 per share, the price at which the Common Stock was offered in our initial public offering; the last sale price on the AMEX on the first day of trading was $8.63.

                             AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

The Company's independent accountants also provided to the Audit Committee the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accountants' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.



                                       DR. HORACIO GROISMAN (CHAIR)(*)

                                       ALAN BLAUSTEIN(*)

                                       MIGUEL CAUVI

(*) - The "Audit Committee Report" was filed prior to the Record Date. The current composition of the Audit Committee consists of John-Gary Hewitt (Chair), Alan Greenberg and Miguel Cauvi. Dr. Horacio Groisman and Alan Blaustein resigned from our Board during October 2001.

                          FEES OF INDEPENDENT AUDITORS

The aggregate fees billed for services rendered by Deloitte & Touche LLP during the fiscal year ended December 31, 2000 were as follows:

         Category                                                            Aggregate Fees
         ----------                                                          --------------
         Audit Fees                                                             $ 93,800
         Financial Information System Design and Implementation                       --
         All Other Fees                                                          119,745
                                                                                --------
                  Total                                                         $213,545
                                                                                ========

"All Other Fees" above consist primarily of fees incurred in connection with our initial public offering. The Audit Committee has considered whether Deloitte & Touche LLP's provision of the services covered under the caption "All Other Fees" above is compatible with maintaining Deloitte & Touche LLP's independence, and believes it is compatible.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common shares as of September 13, 2001 by (i) each shareholder known by us to be the beneficial owner of more than 5% of our common shares, (ii) each director of the Company and (iii) all executive officers and directors as a group. The information in the following table assumes (i) a 1,000-for-one stock split of our outstanding common shares effected on August 26, 1999 (ii) a subsequent 2.326530644-for-one stock split of our outstanding common shares effected on November 3, 1999 and (iii) a subsequent 1-for-3 reverse stock split of our outstanding common shares effective on May 4, 2000.

                                                          COMMON SHARES
                                                        BENEFICIALLY OWNED
                                                    -------------------------
NAME OF BENEFICIAL OWNER(1)                           NUMBER    PERCENTAGE(2)
---------------------------                         ---------   -------------
Ilia Lekach(5)..................................    2,073,000      27.87%
Pacific Investments(8)..........................    1,283,000      17.25%
E Com Ventures(7)...............................      932,889      12.54%
Horacio Groisman(3).............................      562,957       7.57%
Magdalena Zafir.................................      542,857       7.30%
Albert Friedman(3)..............................      593,333       7.98%
Hugo Calemczuk(3)...............................      400,000       5.38%
Jonathan Geller(6)..............................      251,428       3.38%
Mitchell H. Morgan(4)...........................      249,490       3.35%

Executive officers and directors as a group
  (8 persons)...................................    4,130,209      55.52%

(1) Unless otherwise noted, the address of each shareholder is our address, which is 5555 Anglers Avenue, Suite 16, Fort Lauderdale, Florida 33312.

(2) Percentage of ownership is based on 7,438,889 shares outstanding as of September 13, 2001. Common shares subject to options currently exercisable or exercisable within 60 days of September 13, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Options to purchase a total of 45,000, 45,000 and 75,000 shares granted to Messrs. Groisman, Calemczuk and Friedman, respectively, on August 25, 1999 and May 4, 2000, one third of which vest on the first, second and third anniversary of the date of grant. Also includes options to purchase 175,000 common shares, granted to Mr. Friedman on September 1, 2001, vesting immediately. Does not include nonexercisable options of 25,000, 25,000 and 41,667 for Messrs. Groisman, Calemczuk and Friedman, respectively.

(4) Options to purchase 175,000 common shares, granted to Mr. Morgan on August 25, 1999 (48,469 shares), January 31, 2000 (9,864 shares) and
         May 4, 2000 (116,667 shares), one third of which vest on the first, second and third anniversary of the date of grant. Also includes options to purchase 175,000 common shares, granted to Mr. Morgan on September 1, 2001, vesting immediately. Does not include nonexercisable options of 100,510.

(5) Options to purchase 270,000 common shares, granted to Mr. Lekach on January 31, 2000 (90,000 shares) and May 4, 2000 (180,000 shares), one third of which vests on the first, second and third anniversary of the date of grant. Also includes options to purchase 700,000 common shares, granted to Mr. Lekach on September 1, 2001, vesting immediately. Does not include nonexercisable options to purchase 180,000 shares.

(6) Options to purchase 175,000 common shares, granted to Mr. Geller on October 1, 1999 (54,286 shares), January 31, 2000 (4,047 shares) and May 4, 2000 (116,667), one third of which vest on the first, second and third anniversary of the date of grant. Also includes options to purchase 175,000 common shares, granted to Mr. Geller on September 1, 2001, vesting immediately. Does not include nonexercisable options of 98,572.

(7)      E Com Ventures, Inc.'s address is 11701 N.W. 101st Road, Miami, Florida
         33178.

(8) Ilia Lekach, our Chairman of the Board, owns 100 percent of the issued and outstanding shares of common stock of Pacific Investments. On April 17, 2001, Pacific Investments sold 250,000 shares to E Com Ventures, Inc. at a sales price of $1.01 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since our inception in June 1999, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common shares had or will have a direct or indirect interest other than (i) compensation arrangements, which are described where required under "Management" and (ii) the transactions described below.

SALES OF SECURITIES

Since our inception, we have made the following sales of our common shares to our officers, directors and beneficial owners of 5% or more of all outstanding common shares that were not registered under the Securities Act. The common shares issued and listed hereunder reflect a split on a 1,000-to-1 basis on August 26, 1999 and split on a 2.326530644-for-1 basis on November 3, 1999 and a reverse split on a 1-for-3 basis on May 4, 2000.

On August 26, 1999, we sold an aggregate of 5,427,796 common shares under Rule 506, Regulation D, promulgated under the Securities Act, at a purchase price of $0.18 per common share to certain sophisticated and accredited investors, including the following officers, directors and beneficial owners of 5% or more of our issued and outstanding common shares:

                                                                       PURCHASE           TOTAL
                                                    SHARES          PRICE PER SHARE      PROCEEDS
                                                  ---------         ---------------     ---------
Horacio Groisman (1) .................              542,857              $0.18          $ 100,000
Albert Friedman (2) ..................              379,224              $0.18             69,857
Hugo Calemczuk (1) ...................              380,000              $0.18             70,000
Pacific Investments (3) ..............            1,520,000              $0.18            280,000
Magdalena Zafir ......................              542,857              $0.18            100,000

(1) Messrs. Groisman and Calemczuk have served as directors of the Company since August 1999.

(2) Mr. Friedman has been our President, Chief Executive Officer and director since July 1999.

(3) Pacific Investments is owned 100% by Ilia Lekach. Mr. Lekach has been our Chairman of the Board and director since October 1999.

STOCK OPTIONS ISSUED TO DIRECTORS AND OFFICERS

The following directors and officers were awarded options to purchase the following number of common shares as of December 31, 2000:

                                                                            WEIGHTED
                                                                             AVERAGE
                                                                         EXERCISE PRICE        TOTAL
                                  GRANT DATE          SHARES (1)            PER SHARE         PROCEEDS
                                  ----------          ----------         --------------      ----------
Horacio Groisman .......              (5)                 45,000            $   5.08         $  228,450
Albert Friedman (4) ....              (5)                 75,000                5.08            380,750
Hugo Calemczuk .........              (5)                 45,000                5.08            228,450
Mitchell Morgan (4) ....              (2)                175,000                5.40            945,332
Jonathan Geller (4) ....              (3)                175,000                5.21            911,772
Ilia Lekach ............              (6)                270,000                7.00          1,890,000

(1) All of such options vest equally over a three-year period commencing one year from the date of grant.

(2) Mr. Morgan was awarded options to purchase 48,469 common shares on August 25, 1999 at an exercise price of $1.23 per share and an additional 126,531 common shares during the period from January 1, 2000 through May 15, 2000 at an exercise price of $7.00 per share.

(3) Mr. Geller was awarded options to purchase 54,286 common shares on October 1, 1999 at an exercise price of $1.23 per share and an additional 120,714 common shares during the period from January 1, 2000 through May 15, 2000 at an exercise price of $7.00 per share.

(4)      Options were issued pursuant to employment agreements with the Company.

(5) Messrs. Friedman, Groisman and Calemczuk were awarded options to purchase 25,000, 15,000 and 15,000 common shares, respectively, on August 25, 1999 at an exercise price of $1.23 per share, and an additional 50,000, 30,000 and 30,000 common shares during the period from January 1, 2000 through May 15, 2000 at an exercise price of $7.00 per share.

(6) Mr. Lekach was awarded options to purchase 90,000 common shares on January 31, 2000 at an exercise price of $7.00 per share and an additional 180,000 common shares on May 15, 2000 at an exercise price of $7.00 per share.

EXITO ENTERPRISES SOURCING ARRANGEMENT

From time to time, we purchase merchandise from Exito Enterprises or Exito, a distributor of watches and electronics. Hugo Calemczuk, a former director of the Company, is the President and majority shareholder of Exito. We have purchased approximately $12,000 and $72,000 of merchandise from Exito during fiscal 2000 and 1999, respectively. We intend to purchase more items of merchandise from Exito in the future if the terms and conditions of such proposed purchases are acceptable to us. All purchases from Exito are made in the open market and all such transactions are at "arms-length" and on terms and at prices we could readily obtain from unaffiliated third parties. We are not now, and have never been, under an obligation to purchase merchandise from Exito. During March 2000, we loaned Mr. Calemczuk approximately $66,000. This amount is due on demand and bears interest at the prime rate plus two percent.

E COM VENTURES, INC. ADVANCES

We received an advance of $1 million on December 21, 1999 from E Com Ventures, Inc. and an additional advance of $1 million on March 9, 2000. The chairman of the board of E Com Ventures, Inc. is also the chairman of the board of the Company. These advances were structured into two separate two-year convertible note agreements during May 2000, bearing interest at six percent (6%) per annum. E Com Ventures, Inc. had the right to convert all, but not less than all, of the principal amount into shares of our common stock at the conversion price equal to our initial public offering price, less the underwriters' gross commissions. In addition, we granted a total of 200,000 warrants to E Com Ventures, Inc. at the initial public offering price, less the underwriters' gross commissions. These warrants expired on June 12, 2001.

EMPLOYMENT AGREEMENTS BETWEEN US AND OUR OFFICERS AND DIRECTORS

Pursuant to employment agreements between the Company and each of Messrs. Friedman, Morgan and Geller, our executive officers and directors, we have agreed to pay an initial annual base salary to them in the amount of $125,000, $120,000 and $120,000, respectively.

PERFUMANIA.COM SERVICE AGREEMENT

On October 1, 2000, we entered into a six-month service agreement with Perfumania.com, Inc., a company related through a common chairman of the board, to outsource our warehouse and distribution functions. This agreement will automatically renew for successive one-year terms. This service agreement includes order processing, inventory management, warehousing, fulfillment and shipping of product. This agreement is variable, based on volume of sales, however, the agreement includes monthly minimum fees if such volume levels are not obtained. Such fees range from $11,000 to $20,000 per month based on volume of sales and were approximately $53,000 for the year ended December 31, 2000.

          PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

The firm of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2000, was selected by the Board, upon the recommendation of the Audit Committee, to act in such capacity for the fiscal year ending December 31, 2001, subject to ratification by the shareholders. There are no affiliations between the Company and Deloitte & Touche LLP, its partners, associates or employees, other than as pertain to the engagement of Deloitte & Touche LLP as independent auditors for the Company in the previous year. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

VOTE

The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the Proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2001.

     PROPOSAL 3: APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY'S 1999 STOCK
                       OPTION PLAN (ITEM 3 ON PROXY CARD)

SUMMARY OF PLAN

PURPOSE. The Board submits to the shareholders for their approval various amendments (the "Option Plan Amendments") to the Company's 1999 Stock Option Plan (the "Option Plan") to (1) increase the number of shares reserved for issuance under the Option Plan from 2,442,857 shares of Common Stock to 4,442,857 shares of Common Stock and (2) effect various additional modifications to the Option Plan, including (a) the removal in its entirety of Section 13 of the Option Plan, entitled "Redemption of Shares by the Company," (b) the removal in its entirety of Section 18 of the Option Plan, entitled "Information for Optionees," (c) the addition to Section 17 of the Option Plan, entitled "Amendment and Termination of the Plan." of a fixed date of termination for the Option Plan, (d) the replacement of language in Section 3 of the Option Plan, entitled "Number of Shares Available For Options," to change the current pool of stock available for issuance as options under the Option Plan from fifteen percent (15%) of the issued and outstanding shares to 4,442,857 shares, and (e) approval and adoption of the Nimbus Group, Inc. 2001 Amended and Restated Stock Option Plan (the "Amended Option Plan").

The material provisions of the Amended Option Plan and proposed Option Plan Amendments to the Option Plan are summarized below. The purpose of the Amended Option Plan is to provide incentives that will attract and retain highly competent persons as officers and key employees of the Company, as well as independent contractors providing consulting or advisory services to the Company ("non-employee consultants"). It is intended to enable such key employees (including officers) and non-employee consultants of the Company or any subsidiary to own stock in the Company or to receive monetary payments based on the value of such stock, and to take advantage of the tax benefits allowed by the Internal Revenue Code (the "Code") to employer stock plans.

NUMBER OF SHARES. The Company currently has reserved 2,442,857 shares of Common Stock for issuance under the Option Plan, after giving effect to the stock splits by way of share dividends completed prior to the Company's Initial Public Offering, and subject to further antidilution adjustments. The proposed amendment to the Option Plan would increase the number of shares reserved for issuance under the Amended Option Plan to 4,442,857 shares of Common Stock, subject to further antidilution adjustments.

ADMINISTRATION. The Compensation Committee of the Board administers the Amended Option Plan. The Compensation Committee, which serves at the discretion of the Board, is currently comprised of two non-employee directors of the Company. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefore, and fill vacancies however caused; provided, however, that at no time shall a Compensation Committee of less than two non-employee members of the Board administer the Amended Option Plan. The members of the Compensation Committee are chosen by the Board so that grants made under the Amended Option Plan to officers (who may also be directors) of the Company ("Section 16 Insiders") who are subject to liability under Section 16 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and other transactions by such persons, qualify for the maximum exemption from Section 16 liability provided by Rule 16b-3 under the Exchange Act. The Compensation Committee has final authority to interpret any provision of the Amended Option Plan, any grant made under the Amended Option Plan or any provision of any agreement evidencing such grant. The Compensation Committee is authorized, subject to the provisions of the Amended Option Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended Option Plan and to make such determinations and interpretations and to take such action in connection with the Amended Option Plan granted as it deems necessary or advisable.

ELIGIBILITY. Key employees (including officers), prospective key employees (conditioned upon and effective not earlier than their becoming an employee) and non-employee consultants of the Company or any subsidiary of the Company are eligible to participate in the Amended Option Plan. Only key employees of the Company or any subsidiary are eligible to receive incentive stock options ("ISOs"). In determining key employees to whom Awards (as defined below) will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the

Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion,, including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. As of the Record Date, the Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees and non-employee consultants that would technically be eligible for participation is not currently readily determinable. As of the Record Date, thirty three (33) employees held outstanding stock options.

TYPES OF AWARDS. The Amended Option Plan permits the Company to grant ISOs and nonqualified stock options ("NSOs") (collectively, "Awards"). These Awards are described below.

STOCK OPTIONS. Stock options consist of awards from the Company, in the form of agreements, which enable the holder (an "optionee") to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Code. NSOs are options that do not qualify as ISOs. Options designated as ISOs that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as NSOs for Federal income tax purposes automatically without further action by the Compensation Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

TERM OF OPTIONS. The Compensation Committee determines the term of each option and the time each option vests and may be exercised. However, the term of an ISO or NSO may not exceed ten years from the date of grant.

EXERCISE PRICE. The Compensation Committee also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of Common Stock on the date of grant. Under certain circumstances (relating to ownership of more than 10% of the total combined voting power of all classes of stock of the Company), the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant and the term of such ISO may not exceed five years from the date of grant. For purposes of the Amended Option Plan and any Awards thereunder, "fair market value" of Common Stock is the mean between the highest and lowest sale prices for the Company's Common Stock as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Stock is primarily traded) on the date immediately preceding the date of grant (or on the next preceding trading date if Common Stock was not traded on the date immediately preceding the date of grant), provided, however, that, if the Company's Common Stock is not at any time readily tradable on a national securities exchange or other market system, "fair market value" means the amount determined in good faith by the Compensation Committee as the fair market value of the Common Stock.

LIMITATION ON EXERCISE OF ISOS. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000 and, to the extent in excess of such $100,000, such excess options shall be treated as NSOs.

TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If an optionee terminates his or her employment or consulting relationship for any reason, his or her option may be exercised to the extent it had vested and was exercisable at the date of such termination for a period of time determined by the Compensation Committee at the time the option is granted. Pursuant to the terms of the existing option agreements entered into at the time of the granting of an option, in the case of a termination other than for disability, death or breach of an employment contract by the optionee, the period for exercise as to vested options following termination generally does not exceed 90 days. In the case of termination for disability, the period for exercise as to vested options is generally 12 months. In the case of termination for death, the exercise period for vested options is generally for 12 months following the issuance of letters testamentary or letters of administration to the personal representative, executor or administrator of the deceased optionee. In the case of termination for breach by the optionee of an employment agreement with the Company or if the optionee was terminated for cause, the exercise period ends on the date of termination. In no event may an option be exercised after the expiration of the original term of the option. In the event of the death of an optionee while an option remains exercisable, such option, to the extent vested, is exercisable during such period after his or her death as the Compensation Committee shall have determined

(but not beyond the stated duration of the option), and then only by the executor or administrator of the estate of the deceased or the person or persons to whom the deceased optionee's rights passes by will or the laws of descent and distribution.

MANNER OF EXERCISE. Options are exercisable only by delivery of a written notice in a form prescribed by the Compensation Committee. The Compensation Committee may specify in the agreement evidencing the grant of an option a minimum number of shares that may be purchased upon any exercise of the option. Subsequent to the grant of any options which are not immediately exercisable in full, the Compensation Committee, at any time before complete termination of such options, may accelerate the time or times at which such options may be exercised in whole or in part.

PAYMENT OF EXERCISE PRICE. The Compensation Committee determines how an optionee may pay the exercise price of an option. The Amended Option Plan specifically states that a check is an acceptable form of consideration and that, subject to the discretion of the Compensation Committee and as provided in the agreement evidencing the grant, payment may also be made by delivery of shares of Common Stock of the Company, if such payment does not result in a charge to earnings of the Company for financial accounting purposes, or by a combination of check and shares, or by delivery to the Company of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver to the Company the appropriate amount of proceeds from the sale or loan of the shares exercised (often referred to as a "cashless exercise"). Subject to certain restrictions and the discretion of the Compensation Committee, an optionee who incurs a tax liability upon the exercise of an option may satisfy any withholding obligation by electing to have the Company retain a sufficient number of shares to cover the withholding obligation.

STATUS OF OPTIONEE. The recipient of an option is not be deemed for any purpose to be a shareholder of the Company with respect to any of the Common Stock subject thereto except to the extent that the option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

COMPANY'S RIGHT OF REDEMPTION. Under the Option Plan the Company had the immediate right to redeem any Shares issued to any Optionee upon the exercise by such Optionee upon the termination of Optionee's employment or service arising from the death, disability, voluntary termination of employment of the Optionee or the involuntary termination of employment for "Cause," as defined in the Option Plan. The proposed Option Plan Amendments would abrogate this Company right entirely. The Board believes that in so removing the redemption right from the Amended Option Plan, the Company will be better positioned to attract and retain the best qualified people through a more employee-friendly Amended Option Plan. Removing the Company's redemption right will also result in the more efficient administration of the Amended Option Plan.

NON-TRANSFERABILITY OF AWARDS. Awards granted under the Amended Option Plan are non-transferable by the participant, other than as required by law (including a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder), by will or the laws of descent and distribution or, if the Award expressly so provides, to the participant's immediate family (which for purposes of the Amended Option Plan is limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members and/or trusts are the only partners. Except with respect to a qualified domestic relations order, Awards may be exercised during the lifetime of the participant only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Award theretofore granted to him or her shall be exercisable during such period after his or her death as the Compensation Committee shall in its discretion set forth in such Award at the date of grant (but not beyond the stated duration of the Award) and then only (i) by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award passes by will or the laws of descent and distribution, and (ii) to the extent that the deceased participant was entitled to do so at the date of his death.

ADJUSTMENT ON CHANGES IN CAPITALIZATION. If the Company at any time changes the number of issued Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or makes a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under the Amended Option Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or fair market value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

EFFECT OF ACQUISITION OF THE COMPANY. In the event of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, each outstanding Award, subject to the other provisions of the Amended Option Plan and any limitation applicable to a particular Award, may be assumed or substituted by the successor corporation (or a parent or subsidiary or such successor corporation) and the grantee will be entitled to receive, upon exercise of the Award, an equivalent amount of securities, cash or other property received with respect to the Common Stock in such transaction as would have been received upon exercise of the Award immediately prior to such transaction.

WITHHOLDING. All payments or distributions made pursuant to the Amended Option Plan are net of any amounts required to be withheld pursuant to applicable Federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Amended Option Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.

TERM, AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or discontinue the Amended Option Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding Award without the consent of the holder. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the rules of the Nasdaq Market), the Company must obtain shareholder approval of certain amendments to the Amended Option Plan in the manner and to the degree required by such laws and regulations. Also, by mutual agreement between the Company and a participant under the Amended Option Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under the Option Plan, the Amended Option Plan, or any other present or future plan of the Company. Awards granted to persons subject to Section 16 of the Exchange Act, referred to as "Section 16 Insiders," are subject to any additional applicable restrictions under Rule 16b-3.

The proposed amendment to the Option Plan would establish the tenth anniversary of the effective date of the Amended Option Plan as the termination date of the Amended Option Plan. The Board believes this ministerial amendment will assist in the administration of the Amended Option Plan.

REGISTRATION OF UNDERLYING COMMON STOCK. On October 17, 2001, the Company filed a Registration Statement on Form S-8, registering the 2,442,857 shares of Common Stock currently authorized under the Option Plan. Shares of Common Stock issued upon the exercise of outstanding stock options granted under the Option Plan are immediately and freely tradable without restriction under the Securities Act of 1933 (the "Securities Act"), subject to applicable volume limitations, if any, under Rule 144 promulgated under the Securities Act and, in the case of executive officers of the Company, Section 16 of the Exchange Act. Subject to the shareholders approval of the Option Plan Amendments and ratification of the Amended Option Plan, it is currently contemplated that at the appropriate time the Company will file an additional Registration Statement on Form S-8 in order to register the additional shares of Common Stock which would be reserved for issuance under the Amended Option Plan.

OUTSTANDING AWARDS. As of the Record Date, options to purchase 2,204,633 shares had been granted under the Option Plan (excluding options to purchase 64,517 shares which have been canceled since June 16, 2000), of which options to purchase 950,000 shares had been granted to executive officers of the Company. The weighted average exercise price of these options is $2.86 per share. All options granted under the Option Plan have exercise prices equal to the fair market value of the Common Stock on the date of grant of the option. All options granted under the Option Plan vest at the rate of 33.33% per year and have a total term of seven years, except for options granted on September 1, 2001 to purchase 700,000, 175,000, 175,000 and 175,000 shares granted to Messrs.
Lekach, Friedman, Morgan and Geller which vest immediately. No options granted have been exercised as of the Record Date.

AMENDMENTS TO THE OPTION PLAN PROPOSAL. Because the Board considers the Option Plan a very effective means to promote the success and to assist in the further growth and development of the Company, the Board on October 26, 2001 approved the Option Plan Amendments and the Amended Option Plan, subject to the approval of the Company's shareholders. The Board seeks the approval of the Company's shareholders to increase the number of shares of Common Stock issuable pursuant to the Option Plan from 2,442,857 shares to 4,442,857 shares as well as the removal in its entirety of Sections 13 and 18 of the Option Plan, the addition to Section 17 of the Option Plan of a fixed date of termination for the Option Plan, the modification of Section 3 of the Option Plan to quantify the available pool of stock available for issuance as options under the Option Plan, and the approval and adoption of the Amended Option Plan.

PURPOSES OF THE AMENDMENT. The purpose for increasing the number of shares available for issuance under the Option Plan and removing the Company's redemption right under the Option Plan is to ensure that the Company will continue to be able to grant Awards as incentives to those individuals upon whose efforts and motivation the Company relies for the continued success and development of its business and to attract and retain the best qualified personnel. The purpose for adopting the Option Plan Amendments as manifested in the Amended Option Plan is to remove inapplicable, impractical or imprudent provisions of the Option Plan to ensure the aims of the Option Plan are met.

REQUIRED VOTE. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting which cast a vote on Proposal 3 is necessary for the adoption and approval of the proposed Option Plan Amendments to the Option Plan.

VOTE. The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the Option Plan Amendments and the Amended Option Plan. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the Proxy, the shares represented by the proxies will be voted FOR the proposal to amend the Option Plan and adopt the Amended Option Plan.

      PROPOSAL 4: APPROVE ISSUANCE OF UP TO 15 MILLION NEWLY ISSUED SHARES
                             (ITEM 4 ON PROXY CARD)

The Board submits to the shareholders for their approval a proposal to issue up to an additional 15 million shares of its Common Stock in order to raise capital to develop its air taxi business. The Company currently has 50,000,000 shares of Common Stock authorized, of which 7,438,889 shares were issued and outstanding as of the Record Date, and 2,442,857 shares were reserved for issuance under the 1999 Option Plan. This left approximately 40,118,254 authorized and unissued shares at the Record Date. The Company's shares are traded on the American Stock Exchange, and under the rules of that Exchange, shareholder approval is required for "the sale, issuance or potential issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock."

The Company currently is negotiating the private placement of up to 15 million shares of Common Stock, in an offering seeking to raise approximately $10 million for development of its new air taxi service. The proposed terms of this offering call for the price of the shares to be based on an average of the closing prices of the Common Stock on the American Stock Exchange during the 21 days immediately preceding the closing of the offering. Depending on trends in the price of the Common Stock during that 21-day period, the price at which the shares of Common Stock are sold in the private placement could be below the closing price of the Common Stock on the day immediately preceding the closing of the offering. This could trigger the American Stock Exchange's shareholder approval requirement. In order to prepare for that eventuality, the Board is seeking shareholder approval in advance for the possible issuance of up to 15 million additional shares. Even if the terms of the offering are such that shareholder approval is not required under American Stock Exchange rules, the Board believes that shareholders should have an opportunity to vote on such a significant increase in the number of issued and outstanding shares. The issuance of these shares will have a significant dilutive effect on the ownership interests of the Company's existing shareholders.

The new capital obtained through the issuance of the additional shares will be used to make an equity investment into Eclipse Aviation Corporation, purchase airplanes, develop airport infrastructure such as Nimbus Jet Taxi Stands, and defray other costs of launching the air taxi service. The Company estimates that if it successfully places the entire 15 million shares, the proceeds raised will be sufficient to fund its initial capital needs. There is no assurance that the Company will be successful in finding investors willing to provide the necessary capital on terms that the Board believes are in the Company's best interests. In addition, the Company anticipates that additional funds will be needed in the future to fund further development and expansion of the air taxi business, and there can be no assurance that the Company will be able to obtain the necessary additional funds on terms that are acceptable to the Company. Depending on the terms of any future issuances of shares, the Company may not be required to (and, if not required to, likely will not) obtain shareholder approval of such issuances.

The Board believes it is in the Company's best interest to expand beyond its traditional internet auction business and to take advantage of the opportunity to enter the business of providing individual air taxi services. Accordingly, the Board recommends that you approve the issuance and private placement of up to an additional 15 million shares of the Company's Common Stock to provide funding for this new line of business.

VOTE

The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the approval to issue up to 15 million newly issued shares. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the Proxy, the shares represented by the proxies will be voted FOR the proposal to approval to issue up to 15 million newly issued shares.

        PROPOSAL 5: ADOPT AN AMENDMENT TO THE SECOND AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                             (ITEM 5 ON PROXY CARD)

On October 26, 2001, the Board of Directors approved an amendment (the "Articles Amendment") to the TTA's Articles of Incorporation to eliminate the requirement of Article 11 and the Board directed that the Articles Amendment be submitted to the Company's shareholders for ratification, pursuant to the requirements of
Section 607.11045(3)(g) of the Florida Business Corporations Act (the "FBCA").

The Board has approved and recommends for shareholder approval to delete in its entirety Article 11, which reads as follows: "Any act or transaction by or involving the Corporation other than the election or removal of directors of the Corporation that requires for its adoption under the Florida Business Corporations Act or these Articles of Incorporation the approval of the Corporation's shareholders shall require, in addition, the approval of the shareholders of Nimbus Group, Inc. (or any successor by merger), by the same vote as is required by the Florida Business Corporations Act and/or by these Articles of Incorporation".

Pursuant to the requirements of Section 607.11045(3)(g) of the FBCA, TTA, Nimbus Group, and TTA Solutions recently effectuated a reorganization and a merger, as a result of which Nimbus became the parent company of TTA and TTA Solutions ceased to exist. In connection with this reorganization, Section 607.11045(3)(g) of the FBCA required that TTA's Articles of Incorporation be amended to provide that any act or transaction by or involving TTA which requires for its adoption the approval of the shareholders of TTA also must be approved by the shareholders of Nimbus. During September 2001, the Articles of Incorporation of TTA were amended as required, without the necessity of a shareholder vote.
Article 11 of the Articles of Incorporation of TTA was added to satisfy the requirement of Section 607.11045(3)(g) of the FBCA.

The Board believes that the procedure required by Article 11 is cumbersome and does not serve the best interests of Nimbus shareholders, and is recommending that Article 11 be deleted in its entirety. If Article 11 were not in effect, any decision or action affecting TTA that required a vote of shareholders could be effectuated by the vote of Nimbus, as TTA's sole shareholder. If Article 11 continues in effect, however, such decisions or actions will have to be submitted to the entire Nimbus shareholder base for approval. Nimbus will have to incur the additional expenses and go to the additional effort of calling a special shareholder meeting, preparing and mailing proxies, and conducting the meeting. TTA and Nimbus may lose valuable business opportunities if decisions are delayed because Nimbus must obtain shareholder approval, particularly if there is a defined time frame within which the transaction must be completed. As the Company's air taxi service develops, TTA is expected to become a less significant part of the Company's business, and the requirement for shareholder approval by Nimbus shareholders of the activities of TTA will become even more burdensome.

The requirement under Section 607.11045(g)(3) to include Article 11 in the Articles of Incorporation of TTA is meant as a protection for the Company's shareholders in a process that does not otherwise allow for their vote or require their approval. Had the Company's shareholders approved the merger and reorganization before it was effected, Section 607.11045 and Article 11 would not have been implicated. In voting now to eliminate Article 11, the Company's shareholders will be, in effect, ratifying and approving the merger and reorganization after the fact. With shareholder approval for the merger and reorganization, shareholder rights are fully protected and Article 11 becomes unnecessary and superfluous.

At the present time, most of the Nimbus shareholders also were former shareholders of TTA, the group that Section 607.11045(3)(g) is intended to protect. Therefore, this is an opportune time for those shareholders to decide whether, in the interest of the efficient operation of the Company, they are willing to forego the right to vote on every TTA matter that in the future might require shareholder approval. The Board believes that this proposal is in the best interest of the Company's shareholders, and recommends that you vote in favor of the proposal to delete Article 11 of the TTA Articles of Incorporation.

VOTE

The favorable vote of a majority of the votes cast regarding the proposal is required to ratify the amendment to the Second Amended and restated Articles of Incorporation of TTA. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the Proxy, the shares represented by the proxies will be voted FOR the proposal to amend the Second Amended and restated Articles of Incorporation.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during 2000, its directors, executive officers and greater than ten percent beneficial owners complied with the applicable Section 16(a) filing requirements.

INCORPORATION BY REFERENCE. To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Compensation Committee Report", "Audit Committee Report" (to the extent permitted by the rules of the Securities and Exchange Commission) and "Stock Price Performance Graph", as well as the Audit Committee Charter attached as Annex A, will not be deemed incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDERS' PROPOSALS. In accordance with the Company's Bylaws, proposals of shareholders intended to be included in the Proxy Statement and related Proxy for the Company's annual meeting of shareholders to be held in 2002 must be received by the Company no later than February 28, 2002 at its principal office, 5555 Anglers Avenue, Suite 16, Fort Lauderdale, Florida 33312, Attention:
Corporate Secretary. Proposals must comply with the requirements as to form and substance established by the Commission for proposals in order to be included in the Proxy Statement.

Shareholder proposals submitted to the Company for consideration at the Company's Annual Meeting of Shareholders to be held in 2002 outside the processes of Rule 14a-8 (i.e., the procedures for placing a shareholder's proposal in the Company's Proxy materials) will be considered untimely if received by the Company after March 17, 2002. Accordingly, the Proxy with respect to the Company's 2002 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after March 17, 2002.

FINANCIAL STATEMENTS. The Company's Annual Report to Shareholders for the year ended December 31, 2000 is being delivered with the Proxy Statement to the Company's shareholders.

OTHER MATTERS. The Board knows of no matters that are expected to be presented for consideration at the Meeting which are not described herein. However, if other matters properly come before the Meeting or any adjournment thereof, the person named in the accompanying Proxy has discretionary authority to vote the shares represented by the accompanying Proxy in accordance with his best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



By Order of the Board
Fort Lauderdale, Florida



                                       /s/ Ilia Lekach
                                       -------------------------
                                       Ilia Lekach
                                       Chairman of the Board

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                               NIMBUS GROUP, INC.

                                NOVEMBER 21, 2001

                 Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example.

                   FOR the nominees      WITHHOLD       THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES
               listed at right (except   AUTHORITY      SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS
                 as marked to the      to vote for the  THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.
                  contrary below)      nominees listed
1. To elect the       [  ]                  [  ]         Nominees:
   nominees for
   the Board of                                             JONATHAN GELLER
   Directors of                                             JOHN-GARY HEWITT
   NMC                                                      ILIA LEKACH
                                                            MITCHELL MORGAN
 (INSTRUCTION: To vote for the nominees listed at right,    MIGUEL CAUVI
 mark the "FOR" box, and to withhold authority for the
 nominees listed at right, mark the "WITHHOLD
 AUTHORITY" box.)


                                                          FOR    AGAINST  ABSTAIN
2.  Ratification of the appointment of Deloitte &         [  ]     [  ]    [  ]
    Touche LLP as independent auditors for the 2001
    fiscal year.

3.  To approve the Option Plan Amendments to the          [  ]     [  ]    [  ]
    Company's 1999 Stock Option Plan (the "Option Plan"),
    including increasing the number of shares of the
    Company's common stock reserved for issuance under
    the Option Plan from 2,442,857 shares to 4,442,857
    shares, as well as to approve the Company's 2001
    Amended and Restated Stock Option Plan, which
    incorporates the Option Plan Amendments; and

4.  To approve the issuance of up to 15 million newly     [  ]     [  ]    [  ]
    issued shares pursuant to a private placement of
    the Company's common shares; and

5.  To adopt an amendment to the Second Amended           [  ]     [  ]    [  ]
    and restated Articles of Incorporation of Take to
    Auction.com, Inc., to eliminate the requirements
    of Article 11; and


6. In their discretion, the Proxies are authorized to transact such other business as may properly come before the Meeting.

                                                                             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                         MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF
                                                                         NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF
                                                                         THE PROPOSALS DESCRIBED ABOVE.

                                                                            The undersigned revokes any prior proxy at such meeting
                                                                         and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the
                                                                         Notice of Annual Meeting of Shareholders and Proxy
                                                                         Statement is hereby acknowledged.

                                                                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                                         OF NIMBUS GROUP, INC.  PLEASE COMPLETE, SIGN, DATE AND MAIL
                                                                         PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

                                                                            The undersigned revokes any prior proxy at such
                                                                         meeting and ratifies all that said attorneys and
                                                                         proxies, or any of them, may lawfully do by virtue
Signature __________________________________   Dated:____________,2001   hereof. Receipt of the Notice of Annual Meeting of
Signature if held jointly___________________   Dated:____________,2001   Shareholders and Proxy Statement is hereby acknowledged.

NOTE: Please sign exactly as name appears above. When shares are         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
held by joint tenants, both should sign. When signing as attorney,       DIRECTORS OF NIMBUS GROUP, INC. PLEASE COMPLETE,
executor, administrator, trustee, or guardian, please give full title    SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID
as such. If a corporation, please sign in full corporate name by         ENVELOPE ENCLOSED.
President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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
PROXY                           NIMBUS GROUP, INC.
        5555 ANGLERS AVE., SUITE 16, FORT LAUDERDALE, FLORIDA 33312       PROXY



         THE UNDERSIGNED SHAREHOLDER(S) OF NIMBUS GROUP, INC. ("NMC") HEREBY
CONSTITUTES AND APPOINTS ALBERT FRIEDMAN AND MITCHELL MORGAN, AND EACH OF THEM,
ATTORNEYS AND PROXIES OF THE UNDERSIGNED, EACH WITH POWER OF SUBSTITUTION, TO
ATTEND, VOTE AND ACT FOR THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS
OF NMC TO BE HELD ON NOVEMBER 21, 2001 AT 9:00 A.M. EST, AND AT ANY ADJOURNMENT
OR POSTPONEMENT THEREOF, ACCORDING TO THE NUMBER OF SHARES OF COMMON STOCK OF
NMC WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE, AND WITH ALL THE POWERS WHICH
THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS FOLLOWS:


         THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES
SET FORTH IN THE NOTICE OF ANNUAL METING AND PROXY STATEMENT, UNLESS THE
CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                      (Continued and to be signed on other side.)